UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2011

Newmont Mining Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-31240	84-1611629
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 South Fiddlers Green Circle Greenwood Village, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 863-7414

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On April 5, 2011, Newmont Mining Corporation (the “Company”) announced it will hold its Investor Day presentation on April 7, 2011 beginning at 9:30 a.m. Eastern Time and provide a simultaneous webcast. A copy of the news release is attached as Exhibit 99.1 to this Current Report.

On April 6, 2011, the Company also announced that it has completed the previously announced acquisition of all of the outstanding common shares of Fronteer Gold Inc. A copy of the news release is attached as Exhibit 99.2 to this Current Report.

On April 7, 2011, the Company announced its gold production growth plan and its gold price-linked dividend policy. A copy of the news release is attached as Exhibit 99.3 to this Current Report.

The information, including the exhibits attached hereto, in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise stated in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	News Release, dated April 5, 2011
99.2	News Release, dated April 6, 2011
99.3	News Release, dated April 7, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:   /s/ Jeffrey K. Reeser
Name: Jeffrey K. Reeser
Title: Vice President and Secretary

Dated: April 7, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	News Release, dated April 5, 2011
99.2	News Release, dated April 6, 2011
99.3	News Release, dated April 7, 2011

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